As Filed With the Securities and Exchange Commission on January 26, 1996
                                     Registration No. 33-
================================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON. D.C. 20549
                        _________________

                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                        ________________

                       AST RESEARCH, INC.
     (Exact name of registrant as specified in its charter)

             DELAWARE                          95-3525565
(State or other jurisdiction of   (I.R.S. Employer Identification No.)
incorporation or organization)

         16215 ALTON PARKWAY, IRVINE, CALIFORNIA 92718
    (Address of Principal Executive Offices)     (Zip Code)
                    ________________________

          1989 LONG-TERM INCENTIVE PROGRAM, AS AMENDED
                    (Full title of the plan)
                    ________________________

      Ian W. Diery, President and Chief Executive Officer
                       AST Research, Inc.
                      16215 Alton Parkway
                    Irvine, California 92718
            (Name and address of agent for service)

                         (714) 727-4141
 (Telephone number, including area code, of agent for service)

                            Copy to:
                      Nick E. Yocca, Esq.
 Stradling, Yocca, Carlson & Rauth, a Professional Corporation
660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                CALCULATION OF REGISTRATION FEE

===================================================================================================
                                        Proposed Maximum    Proposed Maximum
Title of Securities    Amount To Be         Offering       Aggregate Offering        Amount of
To Be Registered       Registered (1)   Price Per Share           Price          Registration Fee
===================================================================================================
   Common Stock,         3,600,000        $8.8125             $31,725,000.00          $10,940.00
   $0.01 par value        shares             (2)                    (2)
===================================================================================================

(1) Includes such additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1989 Long-Term Incentive Program, as amended (the "Plan"); estimated pursuant to an "evergreen" amendment of the Plan as a result of which the number of shares of Common Stock available for grant or award under the Plan increase at the end of each fiscal year in an amount equal to 2% of the Registrant's Common Stock then outstanding; an aggregate of 6,480,000 shares issuable under the Plan were previously registered on Forms S-8 (Registration Nos. 33-29345 and 33-57234).

(2) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on January 23, 1996, which was $8.8125 per share.

                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     This registration statement relates to the AST Research, Inc. 1989 Long-Term Incentive Program, as amended (the "Plan"). The Plan was amended by the Registrant's Board of Directors on August 25, 1992, subject to stockholder approval, which was obtained at the Registrant's October 29, 1992 Annual Meeting of Stockholders. As so amended, the Plan has an "evergreen" provision pursuant to which the number of shares of Common Stock available for grant or award under the Plan increases at the end of each fiscal year in an amount equal to 2% of the Registrant's Common Stock then outstanding. Initially, an aggregate of 4,000,000 shares (as adjusted to reflect the two-for-one stock split effective as of January 31, 1991) of Common Stock were available for grant or award under the Plan, and such 4,000,000 shares were registered on this form on June 20, 1989 (Registration No. 33-29345). An additional 2,480,000 shares were registered on this form on January 21, 1993 (Registration No. 33-57234) to cover then estimated additional shares issuable under the Plan, and this registration statement covers estimated additional shares of Common Stock issuable under the Plan.

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------
     The following documents are incorporated herein by reference:

     (a) The contents of the Registrant's Registration Statements on Form S-8 (Registration No. 33-29345 and Registration No. 33-57234).


Item 8.  Exhibits.
------------------
     The following exhibits are filed as part of this Registration Statement:

     Number              Description
     ------              -----------
     5.1       Opinion of Stradling, Yocca, Carlson & Rauth,
               a Professional Corporation, Counsel to the
               Registrant.

    23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

    23.2 Consent of Ernst & Young LLP, independent auditors.

    24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 26th day of January, 1996.


AST RESEARCH, INC.


By:  Ian Diery
     President and Chief Executive Officer


                       POWER OF ATTORNEY

     We, the undersigned officers and directors of AST Research, Inc., do hereby constitute and appoint Ian W. Diery and Dennis R. Leibel, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature              Title                                    Date
---------              -----                                    ----
Ian W. Diery           President, Chief Executive               January 26, 1996
                       Officer and Director
                       (Principal Executive Officer and
                       Acting Principal Financial Officer)

Mark P. de Raad        Vice President, Controller and           January 26, 1996
                       Principal Accounting Officer
                       (Principal Accounting Officer)

Safi U. Qureshey       Chairman of the Board and Director       January 26, 1996


Hoon Choo              Director                                 January 26, 1996

Richard J. Goeglein    Director                                 January 26, 1996

Kwang-Ho Kim           Director                                 January 26, 1996

Young Soo Kim          Director                                 January 26, 1996

Jack W. Petalson       Director                                 January 26, 1996

Carmelo J. Santoro     Director                                 January 26, 1996

Won Suk Yang           Director                                 January 26, 1996

Hee Dong Yoo           Director                                 January 26, 1996